UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2003

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

200 SW Market Street, Suite 1900
Portland, Oregon 97201
(address of Principal Executive Offices)(Zip Code)

(503) 546-2499
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(a)	Financial statements of business acquired. Not applicable.
(b)	Pro Forma Financial Information Not applicable.
(c)	Exhibits.
The following exhibits are being filed herewith and this list shall constitute the exhibit index:
Exhibit
(99)	Earnings Press Release

Item 9. Regulation FD Disclosure

On April 15, 2003, Umpqua issued a press release with respect to financial results for the first quarter of 2003 including certain forward looking statements. All of the information in the press release, appearing in Exhibit 99, is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: April 15, 2003	By:/s/ Kenneth E. Roberts___________________ Kenneth E. Roberts Assistant Secretary

EXHIBIT 99

FOR IMMEDIATE RELEASE

Contacts:
Ray Davis President/CEO Umpqua Holdings Corporation 503-546-2490 raydavis@umpquabank.com	Dan Sullivan EVP/CFO Umpqua Holdings Corporation 503-546-2492 dansullivan@umpquabank.com

UMPQUA HOLDINGS CORPORATION CONTINUES STRONG EARNINGS GROWTH IN THE FIRST QUARTER WHILE COMPLETING INTEGRATION

PORTLAND, Ore. - April 15, 2003 - Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and of Strand, Atkinson, Williams & York, Inc. today announced operating earnings of $8.79 million, a 78% increase over the same period one year ago, or $0.31 per diluted share for the first quarter of 2003.

Operating earnings are defined as the company's earnings before deduction of merger related expenses, and are only reported in quarters in which significant merger related activities occur. Net income is operating earnings minus merger related expenses.

Net income for the first quarter of 2003 was $8.38 million or $0.29 per diluted share compared to $6.7 million or $0.28 for the fourth quarter of 2002.

The following table presents a reconciliation of net income to operating earnings, with merger related expenses displayed for each period presented:
(Dollars in 000's, except per share data)	Q1 2003	Q4 2002	Q1 2002
Net Income	$8,380	$6,715	$3,961
Add Back: Merger related expense, net of tax	409	748	973
Operating Earnings	$8,789	$7,463	$4,934

Earnings per diluted share:
Net Income	$0.29	$0.28	$0.20
Operating Earnings	$0.31	$0.31	$0.24

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"It was another quarter of strong financial performance," said Ray Davis, President and Chief Executive Officer of Umpqua Holdings Corporation. "With the integration of Centennial Bancorp virtually complete, we continue to strengthen our foundation for future growth in earnings this year. In addition, with the opening of our new flagship store in Portland's Pearl District, we continue to build on our reputation as a leader in the delivery of financial services."

The acquisition of Centennial Bancorp, which closed on November 15, 2003, was accounted for under the purchase accounting method, and Centennial Bancorp's results are included from the date of closing.

Total consolidated assets of Umpqua Holdings as of March 31, 2003 were $2.65 billion, compared to $2.56 billion at December 31, 2002. Total gross loans and deposits were $1.82 billion and $2.18 billion, respectively, as of March 31, 2003, compared to $1.78 billion and $2.10 billion, respectively, as of December 31, 2002.

The following table presents annualized 2003 growth, based on these first quarter achievements:
(dollars in thousands)	Mar 31, 2003	Dec 31, 2002	Annualized Growth Rate
Loans and Leases	$1,823,311	$1,778,315	10.1%
Deposits	$2,178,769	$2,103,790	14.3%
Assets	$2,645,915	$2,555,964	14.1%

Demand Deposits grew 9.8% over the last 90 days alone and now constitute 24.9% of Umpqua Bank's deposit base.

Non-interest income for the first quarter of 2003 grew to $10.29 million, an increase of 12% over the fourth quarter of 2002 and an increase of 59% over the first quarter of 2002. This is due largely to the continuation of strong mortgage banking revenue. Revenue from mortgage banking was $4.28 million in the first quarter of 2003, compared to $3.99 million in the fourth quarter of 2002 and $1.68 million in the first quarter of 2002.

Umpqua Bank, Umpqua Holdings largest subsidiary, achieved an efficiency ratio before merger-related expenses of 55.10% for the quarter ended March 31, 2003 compared to 52.88% for the quarter ended December 31, 2002 and 58.35% for the quarter ended March 31, 2002.

Including non-performing assets acquired as part of the Centennial acquisition, the Bank's non-performing loans stand at $17.82 million at March 31, 2003, representing 0.98% of total loans compared to 1.03% at December 31, 2002 and 0.45% at March 31, 2002.

"The results of this quarter are indicative of the excellent leadership and commitment of our management team and employees to deliver positive returns for our shareholders and superior service to our customers during an aggressive integration period," said Davis.

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About Umpqua Holdings Corporation

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon state-chartered bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 66 stores throughout Oregon and Southwest Washington. Umpqua Holdings also owns a retail brokerage subsidiary, Strand, Atkinson, Williams & York, Inc. which has nine locations throughout Oregon and Southwest Washington and offers brokerage services within Umpqua Bank stores. Additionally, Umpqua Holdings Private Client Services Division provides tailored financial services and products to individual private customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquabank.com/investor.

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Tuesday, April 15, 2003, at 10:00 a.m. PST where the Company will discuss first-quarter results and provide an update on the progress of the Centennial Bancorp conversion. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 888-913-9967 a few minutes before 10:00 a.m. The password is "UMPQUA." A rebroadcast can be found approximately one hour after the conference call by dialing 888-568-0438, or by visiting www.umpquabank.com/investor.

This press release includes forward-looking statements. These statements are necessarily subject to risk and uncertainty. Actual results could differ materially from those projected in these forward-looking statements as a result of certain risk factors set forth in the Form 10-K for Umpqua Holdings Corporation for the year ended December 31, 2002. These risk factors include, but are not limited to, the level of commercial activity, general market conditions, prevailing interest rates, the company's ability to continue generating loans, the ability to execute our community-based banking strategies, and intense competition within the banking industry, which the company believes will increase. Specific risks in this press release include timely completion of the Centennial Bancorp integration, the timing and amount of consolidated savings and additional acquisition charges, management of non-performing assets and future growth in assets and earnings.

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Umpqua Holdings Corporation Consolidated Statements of Income (unaudited)
	Quarter ended:
Dollars in thousands, except per-share data	March 31, 2003	December 31, 2002	March 31, 2002
Interest income
Loans and leases	$31,383	$26,340	$19,931
Investments taxable	2,967	2,659	2,285
Investments tax exempt	802	790	729
Temporary investments	151	247	105
Other interest and dividends	14	22	15
Total interest income	35,317	30,058	23,065
Interest expense
Deposits	6,480	5,769	5,284
Repurchase agreements and
fed funds purchased	109	114	81
Trust preferred securities	937	839	-
Other borrowings	212	213	330
Total interest expense	7,738	6,935	5,695
Net interest income	27,579	23,123	17,370
Provision for credit losses	1,475	1,384	1,004
Non-interest income
Service charges	3,020	2,541	2,084
Brokerage fees	1,939	2,208	2,174
Mortgage banking revenue	4,279	3,989	1,679
Other income	1,052	418	543
Total non-interest income	10,290	9,156	6,480
Non-interest expense
Salaries and benefits	12,899	10,877	8,709
Occupancy and equipment	3,582	2,936	2,099
Other	6,200	5,221	4,109
Merger related expenses	638	1,231	1,521
Total non-interest expense	23,319	20,265	16,438
Income before income taxes	13,075	10,630	6,408
Income taxes	4,695	3,915	2,447
Net income	$8,380	$6,715	$3,961

Weighted average shares
Outstanding	28,157,475	24,054,398	19,960,668

Weighted average diluted
shares outstanding	28,570,144	24,364,161	20,204,142

Basic earnings per share	$0.30	$0.28	$0.20
Diluted earnings per share	$0.29	$0.28	$0.20

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Umpqua Holdings Corporation Consolidated Balance Sheets (unaudited)

Dollars in thousands, except per-share data	March 31, 2003	December 31, 2002	March 31, 2002
Assets:
Cash and cash equivalents	$154,274	$120,542	$97,211
Trading account securities	670	1,905	861
Investments available for sale	355,079	331,160	172,076
Investments held to maturity	18,251	18,455	19,113
Loans held for sale	42,239	62,349	29,314
Loans and leases	1,823,311	1,778,315	1,041,553
Less: Allowance for credit losses	(24,538)	(24,731)	(14,271)
Loans and leases, net	1,798,773	1,753,584	1,027,282
Federal Home Loan Bank stock	4,828	6,589	8,291
Premises and equipment, net	61,339	58,585	39,310
Other real estate owned	3,430	2,209	1,430
Mortgage servicing rights, net	10,179	9,316	5,991
Goodwill and other intangibles	161,181	160,967	26,169
Other assets	35,672	30,303	10,124
	$2,645,915	$2,555,964	$1,437,172

Liabilities:
Deposits	$2,178,769	$2,103,790	$1,207,513
Securities sold under agreements
to repurchase and fed funds purchased	34,675	31,232	29,216
Borrowings	24,162	24,219	35,068
Other borrowings	-	5,000	-
Trust preferred securities	75,000	75,000	-
Other liabilities	34,840	28,564	27,461
Total liabilities	2,347,446	2,267,805	1,299,258

Shareholders' equity:
Common stock	228,899	225,380	92,469
Retained earnings	66,724	59,475	44,197
Accumulated other comprehensive
Income	2,846	3,304	1,248
Total shareholders' equity	298,469	288,159	137,914
Total liabilities and shareholders' equity	$2,645,915	$2,555,964	$1,437,172

Common shares outstanding at period
End	28,234,620	27,980,591	19,970,763
Book value per share	$10.57	$10.30	$6.91
Tangible book value per share	$4.86	$4.55	$5.60
Tangible equity	$137,288	$127,192	$111,745

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Umpqua Holdings Corporation Loan Portfolio
Dollars in thousands	March 31, 2003	December 31, 2002	March 31, 2002
Loans and leases by purpose:
Commercial real estate	$841,492	$817,691	$584,184
Residential real estate	79,636	79,708	69,777
Construction	281,223	270,116	80,455
Total real estate	1,202,351	1,167,515	734,416
Commercial	566,677	554,748	245,722
Leases	9,271	6,698	3,905
Consumer	44,959	48,647	56,829
Other	53	707	681
Total loans and leases	$1,823,311	$1,778,315	$1,041,553

	Quarter Ended
	March 31, 2003	December 31, 2002	March 31, 2002
Allowance for credit losses
Balance beginning of period	$24,731	$15,038	$13,221
Provision for credit losses	1,475	1,384	1,004
Loan charge-offs, net	(1,668)	(1,547)	46
Acquisitions	-	9,856	-
Balance end of period	$24,538	$24,731	$14,271

Net charge-offs to average
loans and leases (annualized)	0.38%	0.44%	-0.02%
Allowance for credit losses to
loans and leases	1.35%	1.39%	1.37%
Allowance for credit losses to
non-performing loans and leases	138%	134%	304%
Non-performing loans and leases
to total loans and leases	0.98%	1.03%	0.45%

Non-performing assets
Non-performing loans and leases	$17,816	$18,395	$4,693
Real estate owned	3,430	2,209	1,430
Total non-performing assets	$21,246	$20,604	$6,123

Deposits by Type
	March 31, 2003	December 31, 2002	March 31, 2002
Demand, non interest bearing	$543,319	$9; 494,810	$268,428
Demand, interest bearing	843,187	9; 814,494	445,726
Savings	167,715	9; 162,043	76,000
Time	624,548	9; 632,443	417,539
Total Deposits	$2,178,769	$2,103,790	$1,207,513

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Umpqua Holdings Corporation
Selected Ratios
	Quarter ended:
Consolidated Ratios	March 31, 2003	December 31, 2002	March 31, 2002
Net Interest Spread:
Yield on loans and leases	6.95%	7.21%	7.82%
Yield on investments (1)	4.98%	4.91%	6.54%
Yield on temporary investments	1.17%	1.44%	1.58%
Total yield on earning assets	6.51%	6.61%	7.48%

Cost of interest bearing deposits	1.61%	1.74%	2.30%
Cost of securities sold under agreements to
re-purchase and Fed funds purchased	1.43%	1.44%	1.27%
Cost of borrowings	3.56%	3.76%	4.00%
Cost of trust preferred	5.07%	5.33%	0.00%
Total cost of interest bearing liabilities	1.78%	1.92%	2.32%

Net interest spread	4.73%	4.69%	5.16%

Net interest margin	5.10%	5.10%	5.66%

Before Merger Related Expenses:
Return on average assets	1.38%	1.43%	1.42%
Return on average equity	12.17%	13.75%	14.45%
Return on average tangible equity	27.04%	23.76%	17.79%

After Merger Related Expenses:
Return on average assets	1.32%	1.29%	1.14%
Return on average equity	11.61%	12.36%	11.60%
Return on average tangible equity	25.78%	21.38%	14.28%

Bank only Ratios
Umpqua Bank efficiency ratio before merger expenses	55.10%	52.88%	58.35%
Umpqua Bank net interest margin	5.27%	5.28%	5.66%

(1) Tax-exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.

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